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                                                                    EXHIBIT 99.2

NEWS RELEASE

FOR IMMEDIATE RELEASE
CONTACT:  SIMON WARD
PHONE:    (281) 987-8600
FAX:      (281) 986-8865

          TRANSAMERICAN ENERGY CORPORATION TO COMMENCE TENDER OFFER
                     FOR SUBSIDIARY COMMON STOCK WARRANTS

HOUSTON, MAY 14, 1997 - TransAmerican Energy Corporation said today that it is commencing a tender offer for all of the outstanding warrants to purchase the common stock in its subsidiary, TransAmerican Refining Corporation. Jefferies & Company, Inc. will act as the exclusive Dealer Manager for the tender offer and D.F. King will act as the Informaton Agent. The Company is offering to purchase the warrants at a price of $3.00 per warrant and has established a tender offer expiration date of June 12, 1997 at 9:30 am, New York time. The consummation of the tender offer is subject to certain conditions described in the tender offer documents available from the Dealer Manager and Information Agent.

TransAmerican Energy Corp. currently owns 80% of the common stock of TransTexas Gas Corp. and 100% of the common equity of TransAmerican Refining Corp.

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